UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

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TMT CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

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Florida	000-50104	85-0412495
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1890 Kentucky Avenue, Winter Park, FL 32789

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (407) 435-3073

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On November 14, 2008, Jaspers + Hall, PC, the independent registered public accounting firm that was previously engaged as the principal accountant to audit the Registrant’s financial statements, resigned as the Registrant’s certifying accountant.  In its resignation letter, Jaspers + Hall PC stated that the firm had reached a settlement with the Public Company Accounting Oversight Board and, as part of that settlement, Jaspers + Hall, PC will no longer be a registered firm with the PCAOB.

Jaspers + Hall, PC audited the Registrant’s financial statements for the fiscal years ended December 31, 2007 and 2006.  This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for the period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2007 and 2006 and the subsequent interim period preceding such change, there were no disagreements with Jaspers + Hall, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  In addition, there were no “reportable events” as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred during the fiscal years ended December 31, 2007 and 2006, and the period preceding such change

(b) As of November 17, 2008, the registrant has not engaged a new certifying accountant.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

Exhibit 16.1

Letter from Jaspers + Hall, PC.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

TMT CAPITAL CORPORATION

	By:	/s/ TANIA M. TORUELLA
Tania M. Toruella
President

Dated: November 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
16.1	Resignation of Certifying Accountant